EXHIBIT 99.12



                          FOURTH FINANCIAL CORPORATION

                        1993 INCENTIVE STOCK OPTION PLAN
                     (as amended effective October 20, 1994)

     1.  Purpose.  The  purpose of this 1993  Incentive  Stock  Option Plan (the
"Plan") is to encourage ownership in the Common Stock of Fourth Financial Corporation (the "Company") by key personnel of the Company and its subsidiaries and to provide an additional incentive for them to continue in the employ of the Company and its subsidiaries and to promote the success of the Company's business.

     2. Stock subject to the Plan. The maximum number of shares which may be issued upon exercise of Options granted under the Plan ("Options") shall be 1,000,000 shares of Common Stock, par value $5.00 per share, of the Company ("Common Stock"). Such shares may be either issued shares of Common Stock which shall have been reacquired by the Company or authorized but unissued shares of Common Stock as the Board of Directors of the Company (the "Board") shall from time to time determine. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such Option shall again become available for option pursuant to the Plan.

     3. Participation in the Plan. (a) Options may be granted only to employees (including officers) of the Company or of any subsidiary of the Company who shall be selected as provided in Section 11 hereof. A director of the Company or of a subsidiary who shall not at the time also be an employee of the Company or of a subsidiary thereof shall not be eligible to receive an Option under the Plan. An employee who shall have been granted an Option under the Plan may be granted one or more additional Options. The term "subsidiary" as used in this Plan means a bank or other corporation more than 50% of the voting stock of which shall at the time be owned directly or indirectly by the Company.

                  (b) No Option shall be granted to an individual who owns Common Stock possessing more than ten percent of the total combined voting power of all classes of common stock of the Company or its parent or subsidiary corporations.

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                  (c) To the extend the aggregate fair market value  (determined as of the time the Option is granted) of the Common Stock for which any employee may be granted Options which are exercisable for the first time by such employee during any calendar year under the Plan and any other "Incentive Stock Option Plan" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), of the Company and its parent and subsidiary corporations exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Nothing in this Plan shall be construed to give anyone the right to be granted an Option, and neither the Plan nor the granting of an Option or the taking of any other action under the Plan shall constitute or be any evidence of any agreement or understanding, express or implied, that the Company or any of its subsidiaries will employ an Option holder for any period of time or in any position or at any particular rate of compensation.

     4. Option Prices. The purchase price of the Common Stock covered by each Option shall be not less than 100% of the fair market value of the Common Stock at the time of granting the Option. Such fair market value shall be determined by the Board (or any committee to which the Board shall have delegated pursuant to Section 11 hereof power in that regard) but shall not be less than the mean between the reported bid and asked prices of the Common Stock on the date the Option is granted as reported by the NASDAQ quotation system. Notwithstanding the foregoing, the price at which Options may be exercised shall in all events be determined in a manner consistent with any regulations that may hereafter be promulgated from time to time by the Internal Revenue Service with respect to
Section 422 of the Code.

     5. Term of Options. The term of each Option shall be not more than ten years from the fate of granting thereof and may be less than ten years. Each Option shall be subject to earlier termination as herein provided.

     6. Exercise of Options. An Option may be exercised in accordance with its terms at any time or from time to time after the granting thereof and the approval of this Plan by the stockholders of the Company in accordance with Paragraph 12 of the Plan. The purchase price of the shares purchased upon exercise of an Option shall be paid in full in cash at the time of the exercise, but the Board of Directors may (but shall not be required to ) determine that shares may be purchased in whole or in part upon the exercise of Options with Common Stock of the Company. The



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Board of  Directors  may (but shall not be  required  to) permit the payment for
Common Stock purchased under the Plan by means of a loan from the Company or from one of its subsidiaries for all or a portion of the purchase price, upon such terms and conditions as the Board may from time to time determine. Except as provided in Paragraph 8 hereof, an Option may not be exercised in whole or in part unless the holder thereof shall then be an employee of the Company or of a subsidiary of the Company. The holder of an Option shall not have any of the rights of a stockholder with respect to the shares covered by his Option until and except to the extent that the Option shall have been duly exercised.

     7. Nontranferability of Options. An Option shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the employee only by him. No Option or interest therein may be transferred, assigned, pledged, or hypothecated by the Optionee during his lifetime, by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

     8. Termination of Employment. All rights of an employee in an Option, to the extent it has not been exercised, shall terminate upon the death of the employee (except as hereinafter provided) or the termination of his employment for any reason other than disability or retirement because of age. In the case of termination by reason of disability, such rights shall terminate twelve months from the date of termination of employment and, in the case of retirement, three months from the date thereof. An Option shall not be affected by any temporary change of duties or position of the holder or any temporary leave of absence granted to him by the employing corporation. In the event of the death of the holder of an Option prior to termination of employment for any other reason, the unexercised portion of such Option may be exercised at any time within twelve months from the date of the holder's death, by his executor, administrator, personal representative, or other person who has acquired the right to exercise the Option by bequest or inheritance, but in no event may any Option be exercised after the expiration of the terms of the Option as set forth in Paragraph 5 of this Plan.

     9. Adjustments Upon Changes in Capitalization. Notwithstanding any other provisions of this Plan, in the event of any change in the outstanding Common Stock of the Company be reason of a stock dividend, stock split, merger, consolidation, split-up, combination or exchange of shares, reorganization, liquidation, or the like, the aggregate number and class of shares of Common Stock



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available  under the Plan and the  number  and class of shares  subject  to each outstanding Option and the option prices shall be appropriately adjusted by the Board, whose determination shall be conclusive.

     10. Termination and Amendment of the Plan. Unless the Plan shall be previously terminated as hereinafter provided, no Option shall be granted under the Plan after ten years from the date the Plan is adopted by the Board of Directors. The Board of Directors may at any time prior to that date suspend or terminate the Plan and shall have the right to alter or amend the Plan or any part thereof at any time and from time to time as it may deem proper and in the best interest of the Company and to alter or amend the Plan in order that Options granted under the Plan shall qualify as "Incentive Stock Options" under
Section 422 of the Code or qualify under similar or successor provisions of the Code as amended from time to time, or conform with any change in applicable law or regulations or rulings of administrative agencies. Any termination, suspension, alteration or amendment of the Plan effected pursuant to this Paragraph 10 may be made by the Board of Directors without further action on the part of the stockholders of the Company, provided, that no such termination, suspension, alteration, or amendment shall (a) impair, without the consent of the Option holder, and Option theretofore granted to him under the Plan or deprive him of any Common Stock which he may have acquired under the Plan, or
(b) unless approved by the stockholders of the Company, (i) increase the total number of shares of Common Stock which may be purchase under the Plan except as provided in Paragraph 9 hereof, (ii) extend the time during which Options may be granted under the Plan, (iii) change the class of employees eligible to receive Options under the Plan, or (iv) change the manner of determining the Option price except to change the manner of determining the fair market value of the Common Stock. Any Option outstanding at the time of termination of the Plan shall remain in effect subject to the provisions of this Plan until the Option shall have been exercised or shall have expired.

     11. Administration of Plan. (a) The Plan shall be administered under the general direction and control of the Board of Directors which may from time to time issue orders or adopt resolutions not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. Subject to the provisions of the Plan, the Board of Directors shall have the plenary authority, in its discretion, to determine the time or times at which, and the employees of the Company and its subsidiaries to whom, Options shall be granted, the


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purchase  price,  and the number of shares of Common Stock to be covered by each
Option, and when each Option may be exercised.

                  (b) The Board of Directors shall appoint a committee (the "Committee") consisting of not fewer than three directors, none of whom shall be officers of the Company or eligible to participate in the Plan while members of the Committee, and who shall service at the pleasure of the Board. The Board of Directors may, from time to time, remove members from or add members to the Committee and shall fill all vacancies on the Committee. The Board of Directors may delegate to the Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under the Plan, except that the Committee shall not have the power to terminate, suspend, alter, or amend the Plan. The Options granted by such Committee may contain such terms and provisions as the Committee, in its discretion, deems desirable and appropriate, provided, however, that such additional terms shall not be inconsistent with any provision of the Plan or cause the Plan or the Options granted thereunder not to be classified as an Incentive Stock Option Plan and/or an Incentive Stock Option.

                  (c) A majority of the Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present, or action authorized or approved in writing by a majority of the Committee, shall be deemed the action of the Committee.

     12. Effective Date of the Plan. The Plan shall be effective from the date of its adoption by the Board of Directors, and Options may be granted immediately after such adoption, but no Option may be exercised under the Plan unless and until the Plan has been approved by the stockholders of the Company at a meeting held within twelve months after the date of such adoption. The Plan shall terminate if it is not approved by the stockholders of the Company within twelve months from the date of its adoption by the Board of Directors.

     13. Government and Other Regulations. The obligations of the Company to sell and deliver shares of Common Stock shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as deemed necessary or appropriate by counsel for the Company.


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     14.  Nonexclusivity  of the Plan.  Neither the  adoption of the Plan by the
Board of Directors nor the submission of the Plan for approval of the stockholders of the Company shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options otherwise than under the Plan.

     15. Merger; Change of Control. (a) If the Company shall be the surviving or resulting corporation in any merger or consolidation, each then outstanding Option granted hereunder shall pertain to and apply to the same number and type of shares of stock which a holder of the same number of shares of Common Stock subject to such Option was entitled to receive by reason of such merger or consolidation.

                  (b) Notwithstanding any other provisions of this Plan to the contrary, in the event of a Change of Control the following provisions shall apply: (i) all outstanding options on the date of the Change of Control shall become fully vested and immediately exercisable on the date of such Change of Control, except as provided by Subparagraph (c), below. (ii) the Board of Directors shall not, at any time following a Change of Control, impose any conditions upon the exercise of an option that have not been previously imposed as of the fate of such Change of Control, unless, in the written opinion of independent counsel to the Company, such condition is necessary to comply with any federal, state or local securities or other law of regulation, or the rules of any applicable securities exchange, and, in the good faith opinion of the Board of Directors of the Company, compliance with such law, regulation or rule without the imposition of such condition would be impracticable. (iii) Notwithstanding the provisions of Paragraph 10 hereof, the provisions of this Paragraph 15 may not be amended in any respect following a Change of Control.

                  (c) At any time after the occurrence of a Change of Control, the Company shall have the right to cancel all outstanding Options granted hereunder by making cash payment to each holder of a ten outstanding Option, with respect to each share of Common Stock covered by such Option, of the difference between the greatest per share amount of cash (and the fair market value of any other form of consideration) paid to the public stockholders of the Company in the transaction or transactions resulting in the Change of Control and the amount of cash that would have been paid by the Option holder to exercise such Option. The Company may not



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exercise any rights under this  subparagraph  (c) if the effect of such exercise would be to subject an Option holder to any liability under Section 16 of the Securities Exchange Act of 1934, as amended.

                  (d) A "Change of Control" of the Company shall be deemed to occur if (i) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any or its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); or (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Company approve a merger, consolidation or share exchange of or by the Company with any other corporation, other than a merger, consolidation or share exchange which would result in the Voting Securities of the Company outstanding
immediately   prior  thereto   continuing  to  represent  (either  by  remaining
outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or share exchange or the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company or all or substantially all of the Company's assets.


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